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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT


December 12, 1997


      The undersigned hereby agree, with respect to the Schedule 13D to which this joint filing agreement is an exhibit, to file a joint statement pursuant to Rule 13d-1(f)(1).



                             /s/ John J. McMullen
                             -------------------------------------------------
                             John J. McMullen



                             /s/ Patrick J. Gilmartin
                             -------------------------------------------------
                             Patrick J. Gilmartin, as trustee of The John J. McMullen Charitable Trust and The Second John J. McMullen CharitableTrust



                             /s/ U.S. Trust Company of New York
                             -------------------------------------------------
                             U.S. Trust Company of New York, as trustee of The John J. McMullen Charitable Trust and The Second John J. McMullen CharitableTrust